                                                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Nephros Reports First Quarter 2007 Financial Results
Revenues Increase 70%, Net Loss is Reduced

NEW YORK, May 15, 2007 - Nephros, Inc. (AMEX: NEP) announced today financial results for the three months ended March 31, 2007.

For the quarter ended March 31, 2007, Nephros reported net revenue of $296,000, attributable to sales of its OLpūr(TM) MDHDF filter series (which currently consists of the MD190 and MD220 diafilters) products in Europe, compared with $174,000 in the corresponding period of 2006. Our sales increase of approximately 70% is primarily due to increased sales to our principal European distributor as the number of clinics and patients using our products has expanded.

The Company's net loss was $1,571,000 for the first quarter of 2007 versus a net loss of $1,679,000 in the first quarter of 2006. Nephros reported a net loss attributable to common stockholders in the first quarter of 2007 of $0.13 per basic and diluted share, compared to a net loss of $0.14 per basic and diluted share in the year-earlier period. The average number of basic and diluted common shares for the quarter ended March 31, 2007 was 12,317,992, compared to 12,314,294 for the quarter ended March 31, 2006. The Company’s net loss was reduced as the current quarter benefited from higher gross profit on higher sales levels and lower operating costs, offset by the interest expense incurred related to the Convertible Notes issued in June 2006.

Nephros had cash, cash equivalents and short-term investments of approximately $1,313,000 and $803,000 as of March 31, 2007 and May 14, 2007, respectively.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products, particularly its Mid-Dilution Hemodiafiltration therapy, are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are currently being used in over fifty clinics in Europe, and are distributed in Italy, France, Spain, Greece, the United Kingdom, Germany, Norway, Sweden, Denmark, The Netherlands and Belgium.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). Nephros’s patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration reducing the risk of filtration failure. With initial focus on health care, the DSU is in a pilot-use program at a major medical center and has been selected for further development by the U.S. Marine Corps. Nephros considers the DSU a significant breakthrough in providing affordable and reliable water filtration. The DSU is based on Nephros’s proprietary water filtration technology originally designed for medical use in its H2H machine, and is a complimentary product line to Nephros’s main focus, the ESRD therapy business.

For more information on Nephros please visit the company's website, www.nephros.com.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may include statements regarding the efficacy and intended use of Nephros’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros.  Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that:  (i) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iii) product orders may be cancelled, patients currently using Nephros’s products may cease to do so and patients expected to begin using Nephros’s products may not; (iv) Nephros’s technology and products may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros’s products; (v) Nephros may not be able to sell its ESRD or water filtration products at competitive prices or profitably; (vi) Nephros may not be able to satisfy its debt obligations when they become due and payable and meet its anticipated cash needs and may not be successful in obtaining additional funding in order to continue operations or fund its clinical trials; (vii) Nephros may not be able to build key relationships with physicians, clinical groups and government agencies, pursue or increase sales opportunities in Europe or elsewhere, or be the first to introduce hemodiafiltration therapy in the United States; (viii) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; and (ix) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange’s continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards.  More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’s filings with the Securities and Exchange Commission, including Nephros’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006.  Investors and security holders are urged to read those documents free of charge on the SEC’s web site at www.sec.gov.  Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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CONTACTS:

Norman Barta
Nephros, Inc.
212 781-5113

Paul G. Henning
Cameron Associates
212 554-5462
phenning@cameronassoc.com

NEPHROS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$413	$253
Short-term investments	900	2,800
Accounts receivable, less allowances of $49 and $48, respectively	248	228
Inventory, net	656	512
Prepaid expenses and other current assets	319	440

Total current assets	2,536	4,233

Property and equipment, net	832	911
Other assets	23	23
Total assets	$3,391	$5,167

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$285	$568
Accrued expenses	740	649
Accrued severance expense	-	94
Note payable - short-term portion	372	380
Total current liabilities	1,397	1,691

Convertible notes payable	5,201	5,205
Accrued interest-convertible notes	259	183
Note payable - long-term portion	-	184
Total liabilities	6,857	7,263

Stockholders' (deficit) equity:
Common stock, $.001 par value; 25,000,000 shares authorized and 12,317,992 shares issued and outstanding at March 31, 2007 and December 31, 2006	12	12
Additional paid-in capital	53,322	53,135
Accumulated other comprehensive income	26	12
Accumulated deficit	(56,826)	(55,255)
Total stockholders' deficit	(3,466)	(2,096)
Total liabilities and stockholders' deficit	$3,391	$5,167

NEPHROS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands, except share amounts)
(unaudited)

	Three Months Ended March 31,
	2007	2006

Net product revenues	$296	$174

Cost of goods sold	205	146

Gross profit	91	28

Operating expenses:
Research and development	388	345
Depreciation	83	77
Selling, general and administrative	1,138	1,324
Total operating expenses	1,609	1,746

Loss from operations	(1,518)	(1,718)

Interest income	25	39
Interest expense	87	-
Other income	9	-

Net loss	$(1,571)	$(1,679)

Basic and diluted net loss per common share	$(0.13)	$(0.14)

Shares used in computing basic and diluted net loss
per common share	12,317,992	12,314,294

NEPHROS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)
(unaudited)

	Three Months Ended March 31,
	2007	2006
Operating activities:

Net loss	$(1,571)	$(1,679)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	83	77
Amortization of research and development assets	4	-
Amortization of debt discount	3	-
Change in valuation of derivative liability	(7)	-
Noncash stock-based compensation	187	115

(Increase) decrease in operating assets:
Accounts receivable	(17)	66
Inventory	(138)	(71)
Prepaid expenses and other current assets	122	3

Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(195)	(24)
Accrued severance expense	(94)	-
Accrued interest-convertible notes	76	-
Other liabilities	(192)	-
Net cash used in operating activities	(1,739)	(1,513)

Investing activities:
Purchase of property and equipment	(2)	-
Maturities of short-term investments	1,900	1,250
Net cash provided by investing activities	1,898	1,250

Financing activities:
Proceeds from exercise of stock options	-	1
Net cash provided by financing activities	-	1

Effect of exchange rates on cash	1	(28)

Net increase (decrease) in cash and cash equivalents	160	(290)

Cash and cash equivalents, beginning of period	253	746
Cash and cash equivalents, end of period	$413	$456